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                                                               EXHIBIT (a)(1)(E)



                                                             [BMC SOFTWARE LOGO]




EXCHANGE OF UNDERWATER OPTIONS

EMPLOYEE PROGRAM DESCRIPTION
AND DECISION GUIDE




SEPTEMBER 10, 2002



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                                                             [BMC SOFTWARE LOGO]


TABLE OF CONTENTS


EXAMINING YOUR OPTIONS

THE OPTION EXCHANGE PROGRAM AT A GLANCE

SOME IMPORTANT OPTION EXCHANGE DETAILS

HOW TO EXCHANGE YOUR OPTIONS: A STEP-BY-STEP GUIDE

FIND ANSWERS TO YOUR QUESTIONS ABOUT THE OPTION EXCHANGE PROGRAM




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                                                            [BMC SOFTWARE LOGO]


YOU HAVE AN OPPORTUNITY TO EXCHANGE SOME OF YOUR EXISTING OPTIONS FOR NEW OPTIONS AT A NEW PRICE.


For a limited time, BMC Software, Inc. is offering eligible employees the opportunity to exchange certain underwater stock options for new stock options. This guide provides a general description of this offer to exchange and includes information about factors you should consider when you're evaluating this offer. For more information regarding the offer to exchange, you should carefully review the Offer to Exchange, which includes detailed information regarding this offer, and the other documents sent to you by us in connection with this offer.

EXAMINING YOUR OPTIONS

You've received stock options from BMC - maybe more than once. Your options are valuable because they allow you to purchase shares of BMC stock at a fixed exercise price, no matter what the stock's current price is. You can exercise your options to purchase BMC stock at any time after they are vested and before they expire. Most BMC options have a term of 10 years, meaning they will expire 10 years after they are granted. If the stock price rises above the exercise price, you can exercise the option and purchase stock at the lower, fixed price.

BMC OFFERS A ONE-TIME OPPORTUNITY TO EXCHANGE YOUR OPTIONS

You are the key to BMC's future, and our recent improvements are a tribute to your hard work and commitment. We appreciate all that you're doing for the Company - and at the same time we're sensitive to your concerns about your underwater options. With the difficult economic environment and volatile stock market, many employees hold underwater options. Recognizing the situation, BMC is offering you the opportunity to exchange certain underwater stock options for new stock options. Instead of continuing to hold your underwater options, you can surrender them and receive new options with a new exercise price.


WHAT'S AN OPTION?

A stock option gives you the right to buy a share of stock at a predetermined price - called the exercise price. How much value you realize depends on how our stock price changes over time. The better our stock performs, the more value you get.

WHAT'S AN UNDERWATER OPTION?

When the exercise price of an option is above the current market price of the Company's stock, the option is underwater.

You can choose whether to participate in the option exchange program - the decision is entirely yours. You do not have to participate in this offer and there are no repercussions if you choose not to participate. Again, it is entirely up to you and we cannot advise you of what action to take. This is a one-time offer and it will only be available to you for a limited time. In this document and the other documents sent to you, you'll find information that can help you decide whether to exchange your options for new options, and you'll learn the steps to take to put your decision into action.




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THE OPTION EXCHANGE PROGRAM AT A GLANCE

The following table outlines the basic provisions of the option exchange program. For details about the provisions, please read the Offer to Exchange carefully.

PROVISION                               DESCRIPTION
---------                               -----------
OPTIONS ELIGIBLE FOR EXCHANGE           [3]       Options granted under the 1994
                                                  employee stock incentive plan
                                                  or the 2000 employee stock
                                                  incentive plan
                                        [3]       Exercise price of $30 or greater

GRANT-BY-GRANT BASIS                    [3]       For each option grant
                                                  received, you decide whether
                                                  to exchange all outstanding
                                                  options under that grant, or
                                                  none
                                        [3]       You may exchange all
                                                  outstanding options from one
                                                  grant and none from another
                                                  grant
                                        [3]       In case you have already
                                                  exercised part of a grant, you
                                                  can only exchange the
                                                  remaining part. Shares already
                                                  exercised are not eligible for
                                                  exchange.

ELIGIBLE EMPLOYEES                      [3]       All BMC Software Inc.
                                                  employees residing and working
                                                  in the United States
                                        [3]       CEO, CFO, SVPs and Board of
                                                  Directors are excluded
                                        [3]       Anyone who received options
                                                  within the six months prior to
                                                  September 10, 2002 is
                                                  ineligible
                                        [3]       The employee must be employed
                                                  at BMC through the grant date
                                                  of the new options

EXCHANGE RATIOS                                   o   1 new share for 2 if
                                                      exercise price $30-39.99

                                                  o   1 new share for 3 if
                                                      exercise price $40-49.99

                                                  o   1 new share for 5 if
                                                      exercise price >$50

EXERCISE PRICE                          [3]       The new option exercise price
                                                  will be equal to the average
                                                  of the high and low trading
                                                  price of BMC stock on the date
                                                  of new grant

VESTING                                 [3]       The new options will be vested
                                                  to the same extent as the
                                                  surrendered options and will
                                                  continue to vest on the same
                                                  terms as the surrendered
                                                  options.

EXPIRATION DATE                         [3]       Your new options will have the
                                                  same expiration date as your
                                                  surrendered option grant.


ELECTION PERIOD                         [3]       You may elect to exchange your
                                                  shares anytime before October
                                                  9, 2002.


NEW OPTIONS GRANT DATE                  [3]       You receive new options after
                                                  the six month and one day
                                                  period

TAX CONSEQUENCES                        [3]       In general, in the US you are
                                                  not taxed on the option
                                                  exchange transaction


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IMPORTANT OPTION EXCHANGE DETAILS

This offer is made through official legal documents that give you the right to exchange your options. Now you need to decide whether or not you want to participate. The materials you receive and the electronic modeling tool we've created (see also: http://cww.bmc.com/hr/compensation/stock-options/index.html) can help you make your decision - but ultimately it's up to you.

EXCHANGE OFFER IS AVAILABLE FOR A SHORT TIME ONLY

You must decide whether to exchange your options before the end of the election period, on October 9, 2002, unless extended by BMC. At the end of the election period, any options you elect to return will be canceled. After the cancellations, there will be a six-month and one day waiting period. After that six-month and one day period, you'll receive your new options. Your new options will continue to vest according to the original vesting schedule of your surrendered grants. The exercise price of these new options will be the average of the high and low trading price of BMC stock on the date of the grant of the new options. See the illustration below for more details about the timing of the events in the program.


                                                      OCT. 9, 2002 -
SEPT. 10, 2002             OCT. 9, 2002                April 10, 2003                   APRIL 10, 2003
--------------             ------------               ---------------                   --------------
ELECTION                  ELECTION                      WAITING                         GRANT DATE:
PERIOD:                   PERIOD:                       PERIOD:
[3]  First day to         [3]  Last day to              [3]  At least six months        [3]  New options
     elect to                  elect to exchange             and one day from                granted
     exchange options          options                       end of election
                          [3]  Last day to                   period
                               withdraw exchange
                               election


DECIDE SEPARATELY FOR EACH OF YOUR OPTION GRANTS

Remember, the offer to exchange options applies only to options with an exercise price of $30 or greater. You may have received more than one option grant from BMC that includes eligible options - for example, you might have received options on different dates. You may make a separate decision whether to exchange all the options you received under each grant, but you may not exchange only a portion of the options under that grant. However, in case you have already exercised part of a grant, you may surrender the remaining options outstanding.



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The Election to Exchange, sent to you separately from the Offer to Exchange, includes a list of the stock option grants you may decide to exchange.

VESTING IS THE SAME FOR THE NEW OPTIONS

If you choose to exchange options, the vested percentage of your existing options, as well as the vesting date carry over to the new grant. For example, if you had a five-year vesting schedule with the old options, the continuation of the same five-year vesting schedule would apply to the new options without starting over.

OPTION TERM IS THE SAME FOR THE NEW OPTIONS

If you choose to exchange options, the option term will remain the same as the term for the grant you surrendered. For example, if you had a ten-year option term with the old options, the continuation of the same ten-year option term would apply to the new options without starting over.

THE NUMBER OF OPTIONS YOU GET IN EXCHANGE

Because we believe the exercise price of the new options will likely be less than the exercise price of the surrendered options, we're decreasing the number of shares subject to such options as follows:

         o If the exercise price per share of the eligible option being tendered is $30.00 or more, but less than $40.00, the number of shares of our common stock subject to the new option to be granted to such participant will equal one-half the number of shares subject to such eligible option.

         o If the exercise price per share of the eligible option being tendered is $40.00 or more, but less than $50.00, the number of shares of our common stock subject to the new option to be granted to such participant will equal one-third the number of shares subject to such eligible option.

         o If the exercise price per share of the eligible option being tendered is $50.00 or more, the number of shares of common stock subject to the new option to be granted to such participant will equal one-fifth the number of shares subject to such eligible option.

Any fractional shares will be rounded upward to the nearest whole share.

Anytime you choose between investments, you have to consider the risk and reward potential of each alternative. The new options will have an exercise price equal to the average of the high and low trading price of BMC's stock on the grant date, so they may have a better chance of offering financial value to you. However, your new options will cover a fewer number of shares than your surrendered options and future stock performance is tricky to predict, so there's no guarantee that the new options will be worth more than the ones you now hold.

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If you choose to keep your current options, you can still exercise them - once they are vested and before they expire - and get the difference between the exercise price and the market price of the stock.

SENIOR MANAGEMENT EXCLUDED FROM THE EXCHANGE OFFER

Our Board of Directors, our CEO, CFO and Senior Vice Presidents are not eligible to participate in the offer to exchange options.

THE VALUE OF NEW OPTIONS DEPENDS ON OUR FUTURE STOCK PERFORMANCE

Ultimately, whether or not you choose to participate will likely depend on whether you think you will get more value from your existing options or from new options. It is not easy to predict which will have more value. Our stock price could go up or down - and an option's value can also be affected by the vesting schedule and the option term.

To help you evaluate your decision, we have provided a modeling tool (see also: http://cww.bmc.com/hr/compensation/stock-options/index.html) that will allow you to enter your individual grant information and some assumptions about our stock price performance. Once you have done that, the tool will provide information about the value of your existing options compared to new options under the conditions you specify. Using that tool, you can examine your specific circumstances. You can also review the examples below for general information. For simplicity, this example does not differentiate between vested and unvested options, but you may want to consider the different vesting schedules when making your decision.

EXAMPLE

Assume:

         [3] You were granted options to purchase 1000 shares of common stock on January 25, 1999 at an exercise price of $45.20 per share, and you have not exercised part of that grant.

         [3]      The market price of BMC stock at April 10, 2003 is $20.

         [3] You are granted options to purchase 334 shares of common stock on April 10, 2003 with an exercise price of $20 per share.

         [3] The new options will continue the original five year vesting schedule, becoming 100% vested on January 25, 2004 and you will have ten years from the original grant date to exercise the options, until January 25, 2009.

         [3] Value on any given date = (assumed market price on such date - exercise price) x number of shares

Now compare the value of the new and old options under three different scenarios:

1)       When BMC's stock price increases at a rate of 5% per year.

2)       When BMC's stock price increases at a rate of 10% per year.

3)       When BMC's stock price increases at a rate of 25% per year.



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5% Stock Growth

                             4/10/2003   4/10/2004   4/10/2005   4/10/2006   4/10/2007   4/10/2008
                              $20.00        21        $22.05      $23.15      $24.31      $25.53
                            -----------------------------------------------------------------------------------------
                  1,000
                  value         $0           0          $0          $0          $0          $0       Current Grant

                   333
                  value         $0          $333       $683       $1,051      $1,437      $1,842     New Grant



10 % Stock Growth

                             4/10/2003   4/10/2004   4/10/2005   4/10/2006   4/10/2007   4/10/2008
                              $20.00      $22.00      $24.20      $26.62      $29.28      $32.21
                            ----------------------------------------------------------------------------------------
                  1,000
                  value         $0          $0          $0          $0          $0          $0       Current Grant

                   333
                  value         $0         $667       $1,400      $2,207      $3,094      $4,070     New Grant



25% Stock Growth

                             4/10/2003   4/10/2004   4/10/2005   4/10/2006   4/10/2007   4/10/2008
                              $20.00      $25.00      $31.25      $39.06      $48.83      $61.04
                            ----------------------------------------------------------------------------------------
                  1,000
                  value         $0          $0          $0          $0        $3,628      $15,835    Current Grant

                   333
                  value         $0        $1,667      $3,750      $6,354      $9,609      $13,678    New Grant




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As the charts above show, the value of the option grants will depend on the performance of our stock. If our stock price increases relatively rapidly, it may rise above the exercise price of your existing options. In that case, your existing options may be more valuable because they are exercisable for a greater number of shares. On the other hand, if the value of our stock increases more slowly, the new options may be more valuable to you because they are more likely to have an exercise price that is lower than the market price of our stock.

WHY WON'T YOU GRANT THE NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION OF THE OFFER, INSTEAD OF WAITING MORE THAN SIX MONTHS TO DO SO?

Granting any new options before six months and one day after the closing of the offer may be considered "repricing" the options you currently hold. "Repricing" existing options could require us, for financial reporting purposes, to record additional compensation expense each quarter based on the difference between the exercise price of the options and the fair market value of our common stock subject to such options at such time until such repriced options are exercised, cancelled or expire. This additional compensation expense would reduce our reported earnings and could have a negative impact on our stock price.

HOW SHOULD I DECIDE WHETHER OR NOT TO PARTICIPATE?

We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer involves risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your current option holdings, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the date of the grant of the new options (currently expected to be April 10, 2003), and the stock price thereafter.

Whether or not to participate in the option exchange is a complex decision. BMC recommends that you make full use of the materials and decision tools provided to you and that you read the Offer to Exchange and the Election to Exchange in their entirety. You can also contact a financial advisor for additional advice about your particular situation.





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WHAT IF I AM CONCERNED ABOUT MY PERSONAL DATA?

In case you feel that you should have been offered to exchange options, or you have more options than stated with an exercise price equal to or greater than $30 per share, please follow this process:

         1. Send an email with your concern to the Compensation team (email address: Compensation@bmc.com)

         2. The Compensation team will verify whether a) you have (more) grants with an exercise price equal to or greater than $30 per share, and b) you are an US employee, and c) you are working in the US at the moment.

         3. If an eligible option grant with an exercise price equal to or greater than $30 per share is missing from our registration, you are requested to present the original signed option document.

         4. Once this document is provided, the grant will be added to our system and to your grant overview. That grant will then be eligible to take part in the option exchange program.


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HOW TO EXCHANGE YOUR OPTIONS: A STEP-BY-STEP GUIDE

If you choose not to exchange any of your options, you don't need to take any action. In that case, you'll continue to hold your current options until you exercise them or they expire.

If you choose to exchange options, you'll need to follow the steps outlined below:

1. GET THE FACTS. Read the Election to Exchange and the Offer to Exchange. You may also want to use the electronic modeling tool (http://cww.bmc.com/hr/compensation/stock-options/index.html). Using the modeling tool, model and compare the expected future value of your existing options and your potential new options by entering your individual grant information and some assumptions about BMC's future. Remember, this tool estimates the future value of options based on your assumptions.

2. FILL OUT THE ELECTION TO EXCHANGE. The Election to Exchange, sent separately from your legal materials, is the form you'll use to indicate which options you want to exchange.

3. SEND IN THE ELECTION TO EXCHANGE. Submit your completed Election to Exchange so that it ARRIVES before 5:00 PM Central Time on OCTOBER 9, 2002. You can submit your letter via interoffice mail or fax, ATTENTION TO LINDA CALDWELL IN THE HUMAN RESOURCES DEPARTMENT IN HOUSTON. FAX
         NUMBER: 713-918-2382

4. CHECK THE CONFIRMATION. You'll receive an e-mail confirming your exchange election. Please check it carefully. If you haven't received your confirmation within three business days, contact Linda Caldwell.

If you change your mind during the election period, you can withdraw your decision to exchange options. You must send a withdrawal notice to the same address where you sent your Election to Exchange, so that the notice is received before 5:00 PM Central Time on OCTOBER 9, 2002.


FIND ANSWERS TO YOUR QUESTIONS ABOUT THE OPTION EXCHANGE PROGRAM

We've put together the answers to questions you may have about the program and how it works. You can find those questions and answers in the Offer to Exchange. If you have further questions that aren't answered in these materials, contact HR via: Compensation@bmc.com, or call Barbara Fanning at 713-918-4141.



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